Moores Rowland Mazars                                    Chartered Accountants
                                                  Certified Public Accountants

                                                  34th Floor.  The Lee Gardens
                                                  33 Hysan Avenue
                                                  Causeway Bay. Hong Kong

                                                  Tel:        (852) 2909 5555
                                                  Fax:        (852) 2810 0032
March 30, 2004
                                                  Email:   info@mr-mazars com hk
                                                  Website: www mr-mazars com hk






                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the incorporation by reference in the Registration Statements on Form S-3, SEC File No. 333-111163 and Form S-8, SEC File No. 333-113999 of our report dated April 9, 2003, except for note 3 (#) as to which the date is May 26, 2003, on our audit of the consolidated financial statements of Pacific CMA, Inc., which covered the consolidated balance sheets as of December 31, 2001 and 2002 and the results of their operations and cash flows for each of the three years in the period ended December 31, 2002 appearing in the report on Form 10-KSB/A for the year ended December 31, 2002 for Pacific CMA, Inc., which appears in this Form 10-KSB. We also consent to the reference to our firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.




/s/ Moores Rowland Mazars
-------------------------
Moores Rowland Mazars
Chartered Accountants
Certified Public Accountants
Hong Kong